Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated December 10, 2010 with respect to the consolidated financial statements included in the Annual Report on Form 10-K for the year ended September 30, 2010 of Key Technology, Inc. and subsidiaries, which are  incorporated by reference in this Registration Statement.  We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

/s/GRANT THORNTON LLP

Seattle, Washington
August 18, 2011